Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated February 13, 2004, except for Notes 8 and 9, as to which the date is February 27, 2004 relating to the financial statements and financial statement schedule, which appear in Champion Enterprises, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
May 11, 2004